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                                                                     EXHIBIT 2.3


                  AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT


     This AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (the "Amendment") is made
                                                            ---------
as of the 14th day of May, 2001 by and among Telemundo of Los Angeles, Inc., a Delaware corporation ("Purchaser"), Telemundo of Los Angeles License Corp., a
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Delaware corporation ("Telemundo Licensee"), Telemundo Communications Group,
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Inc., a Delaware corporation ("Parent"), Harriscope of Los Angeles, Inc., a
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California corporation ("Harriscope"), and Irving B. Harris and Burt I. Harris,
                         ----------
Sr. (the "Shareholders").
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     WHEREAS, the parties hereto are party to an Asset Purchase Agreement dated as of February 9, 2001 (as amended by Amendment No. 1 thereto dated as of March 5, 2001, the "Agreement"); and
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     WHEREAS, the parties desire to amend the Agreement in accordance with
Section 10.1 of the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                        ARTICLE I - CERTAIN DEFINITIONS

          Section 1.1  Definitions. The capitalized terms used in this Amendment
                       -----------
and not otherwise defined herein shall have the meanings set forth in the Agreement.

              ARTICLE II - AMENDMENT OF ASSET PURCHASE AGREEMENT

          Section 2.1  Closing Date. Section 2.3 of the Agreement is hereby
                       ------------
amended and restated in its entirety to read as follows:

          "Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps,
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Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California, at
10:00 a.m., Los Angeles time, on May 31, 2001 (assuming all conditions are satisfied or waived by the appropriate party on or before the Closing Date), or, at Purchaser's sole option (subject to satisfying the terms of Section 2.9 below), at any time on or before June 14, 2001, or at such other place, date or time as the parties may mutually agree in writing. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date. If
                                                               ------------
Purchaser elects to postpone the Closing beyond May 31, 2001, Purchaser shall provide Harriscope with (i) prompt written notice of its intent to do so and
(ii) written notice at least five business days prior to the date on which Purchaser intends to close."

          Section 2.2  Additional Closing Payment. The Agreement is hereby
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amended by adding, immediately after Section 2.8 of the Agreement, a new Section
2.9, to read in its entirety as follows:

          "Section 2.9   Additional Closing Payment.  In consideration of
                         --------------------------
Harriscope agreeing that the Closing Date shall occur on May 31, 2001, on or before May 16, 2001, Purchaser shall make an additional payment in the amount of $320,000 to Harriscope in addition
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to (i.e., not applicable against) the Purchase Price. If the Closing Date has been extended by Purchaser to a date subsequent to May 31, 2001 but on or before June 14, 2001 pursuant to Section 2.3 hereof, on the Closing Date, on each business day occurring after May 31, 2001 that the Closing is postponed by Purchaser up to and including the Closing Date, Purchaser shall make an additional payment to Harriscope in the amount of $32,000 in addition to (i.e., not applicable against) the Purchase Price."

          Section 2.3    Pre-Closing Certificate.
                         -----------------------

          The Agreement is hereby amended by adding, immediately after Section
6.14 of the Agreement, a new Section 6.15, to read in its entirety as follows:

          "Section 6.15  Pre-Closing Certificate.  If Purchaser becomes aware of
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any failure by Harriscope to fulfill the conditions set forth in Sections
7.3(a), 7.3(b) or 7.3(d) of the Agreement on or before May 21, 2001, on May 21, 2001, Purchaser shall deliver to Harriscope a certificate signed on behalf of Purchaser by the President of Purchaser identifying such failures with reasonable specificity. If Purchaser does not deliver such certificate, Purchaser shall waive the applicability (A) of the condition set forth in
Section 7.3(d) of the Agreement if a Material Adverse Effect occurs primarily as a result of any event, condition or state of facts that occurs during the period from May 21, 2001 through the Closing Date but had not previously occurred during the period from the Balance Sheet Date to and including May 20, 2001 (a "Subsequent Material Adverse Effect") and (B) of the conditions set forth in
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Section 7.3(a) and Section 7.3(f) to the extent such condition is not fulfilled primarily as a result of a Subsequent Material Adverse Effect."

          Section 2.4    Termination. Subparagraph (d) of Section 8.1 is hereby
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amended and restated in its entirety to read as follows:

          "(d) by Harriscope if there has been a material breach by Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within three (3) business days following receipt by the breaching party of notice of such breach (or if the Closing does not occur as a result of a breach by Purchaser of Section 2.2(a) hereof, immediately upon notice to Purchaser of such breach); provided, that in the event Purchaser is not obligated to pay Harriscope for such day pursuant to Section 2.9 above, on each business day that the Purchaser elects to try and cure such breach, Purchaser shall make an additional payment to Harriscope in the amount of $32,000 in addition to (i.e., not applicable against) the Purchaser Price;"
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                       ARTICLE III - GENERAL PROVISIONS.

          Section 3.1  Effect of Amendment.  Except as expressly modified by
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this Amendment, the Agreement shall continue to be and remain in full force and effect in accordance with its terms. Any future reference to the Agreement shall be deemed to be a reference to the Agreement as modified by this Amendment. The parties acknowledge that all of the provisions of the Agreement, except as expressly provided herein, shall remain in full force and effect in accordance with their terms.

          Section 3.2  Counterparts. This Amendment may be executed in two or
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more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

          Section 3.3  Governing Law. This Amendment shall be construed,
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interpreted and governed in accordance with the Laws of the State of California regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          Section 3.4  Estimated Adjustment. Purchaser hereby acknowledges that
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it has received an Estimated Adjustment Amount prepared by Harriscope in accordance with Section 2.6(a) of the Agreement.

                           [signature pages follow]
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          IN WITNESS WHEREOF, Purchaser, Telemundo Licensee, Parent, Harriscope
and the Shareholders have caused this Amendment to be signed by their respective officers thereunto duly authorized, as of the date first written above.



                                       HARRISCOPE:
                                       ----------

                                       HARRISCOPE OF LOS ANGELES, INC.


                                       By: /s/ Burt I. Harris, Jr.
                                           -------------------------------------
                                           Burt I. Harris, Jr.
                                           President and Chief Executive Officer


                                       THE SHAREHOLDERS:
                                       ----------------


                                       /s/ Burt I. Harris, Sr.
                                       -----------------------------------------
                                       Burt I. Harris, Sr., an individual


                                       /s/ Irving B. Harris
                                       -----------------------------------------
                                       Irving B. Harris, an individual


                                       PURCHASER:
                                       ----------

                                       TELEMUNDO OF LOS ANGELES, INC.


                                       By: /s/ Richard J. Blangiardi
                                          --------------------------------------
                                           Name:  Richard J. Blangiardi
                                           Title: President



                                       TELMUNDO LICENSEE:
                                       ------------------

                                       TELEMUNDO OF LOS ANGELES LICENSE CORP.



                                       By: /s/ Richard J. Blangiardi
                                          --------------------------------------
                                            Name:  Richard J. Blangiardi
                                            Title: President
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                                            PARENT:
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                                            TELEMUNDO COMMUNICATIONS GROUP,
                                            INC.



                                            By: /s/ James M. McNamara
                                               ---------------------------------
                                                Name: James M. McNamara
                                                Title:  Chief Executive Officer

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